UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2014

Tallgrass Energy Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas 66211	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

6640 W. 143rd Street, Suite 200, Overland Park, Kansas 66223
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 25, 2014, Tallgrass Energy Partners, LP (the "Partnership") and certain of its subsidiaries entered into Amendment No. 1 (the "Amendment") to the Credit Agreement dated as of May 17, 2013 with Barclays Bank PLC, as administrative agent, and a syndicate of lenders (the "Credit Agreement").

The Amendment modifies certain provisions of the Credit Agreement to, among other things, (i) increase the amount of the revolving facility to $850 million, (ii) increase the sublimit for swing line loans to $60 million, (iii) increase the sublimit for letters of credit to $75 million, (iv) increase the accordion feature to allow the Partnership to borrow up to an additional $250 million, subject to the Partnership's receipt of increased or new commitments from lenders and satisfaction of certain other conditions, and (v) reduce the applicable margin for loans by 0.25% to the following:

Category	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar Loans

1	Less than or equal to 3.00:1.00	0.75%	1.75%

2	Greater than 3.00:1.00 but less than or equal to 3.50:1.00	1.00%	2.00%

3	Greater than 3.50:1.00 but less than or equal to 4.00:1.00	1.25%	2.25%

4	Greater than 4.00:100 but less than or equal to 4.50:1.00	1.50%	2.50%

5	Greater than 4.50:1.00	1.75%	2.75%

The Amendment also modifies the commitment fee for the unused portion of the credit facility to the rates specified in the following pricing grid:

Total Leverage Ratio	Revolving Credit Commitment Fee
Less than or equal to 3.00:1.00	0.300%
Greater than 3.00:1:00 and less than or equal to 4.00:1.00	0.375%
Greater than 4.00:1.00	0.500%

In addition, the Amendment generally increases the dollar amount of baskets for the negative covenants and events of default under the Credit Agreement and provides the Partnership with increased flexibility related to the making of investments.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Credit Agreement, dated as of June 25, 2014, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

	By:	Tallgrass MLP GP, LLC
its general partner

Date: June 27, 2014	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Credit Agreement, dated as of June 25, 2014, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein.